EXHIBIT 10(b)

                                    AGREEMENT

      THIS AGREEMENT, is hereby entered into this 25th day of July, 2000 between LEGALCLUB.COM, INC., D/B/A LEGAL CLUB OF AMERICA (hereinafter referred to as "CLUB"), a Florida corporation having its principal office at 1601 N. Harrison Parkway, Suite 200, Bldg A, Sunrise, Florida 33323 and Forum Marketing (hereinafter referred to as "FORUM"), having its corporate headquarters located at 4004 Seneca Street, West Seneca, New York 14224.

      WHEREAS CLUB desires to sell the Legal Club of America program via telemarketing (among other methods) and to utilize the services of outside call center(s); and

      WHEREAS FORUM maintains a separate and distinct business as a call center able to handle all aspects of telemarketing including payment processing and as a broker who can supervise other call centers; and

      WHEREAS CLUB and FORUM have agreed upon the terms of their business relationship;

      NOW, THEREFORE, for good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

      1. FORUM shall serve as a call center to handle inbound and outbound telemarketing calls for CLUB.

      2. The Term of this Agreement shall commence on the date hereof and shall continue for three (3) years, subject to automatic renewals of the Term for successive three year periods, unless either party terminates this Agreement by giving the other party written notice of said termination at least thirty (30) days prior to any desired termination date. The Term may also be terminated by either party
            (a) in the event of a material default hereunder by the other party, which default is not cured within ten (10) days after notice of the default is given by the party seeking to terminate the term and (b) by either party immediately upon the institution by or against the other party of insolvency, receivership, or bankruptcy proceedings, upon any assignment for the benefit of the other party's creditors, or upon the other party's dissolution or ceasing to do business. Upon termination, each party shall remain liable for any amounts due or accrued as of the effective date of termination of the term, and for any and all covenants contained herein.

      3. During the term of this Agreement FORUM and its contracted call centers shall not serve as a call center or handle any marketing, inbound or outbound, directly or indirectly, for any other legal services program other than CLUB'S.

      4. FORUM shall follow all approved scripts and marketing tools as provided by CLUB. All marketing tools and scripts must be pre-approved in advance by CLUB.

      5. FORUM shall handle all payment processing and shall collect the membership fees from each membership sale it facilitates. FORUM shall also handle all refunds due to member cancellations within CLUB's refund policies. CLUB shall supply FORUM with all pertinent program information including membership fee charges when necessary.

      6. FORUM shall send all enrolled member information as well as cancellation information to CLUB on Tuesday of each week in an electronically acceptable format as detailed in Exhibit A attached hereto and incorporated herein by this reference.

      7. FORUM shall send CLUB the appropriate member fees on Wednesday of each week. Such funds shall be sent via wire transfer. The member fees are set forth in Schedule A, attached hereto and incorporated herein by this reference.

      8. All renewal memberships obtained on an outbound effort by FORUM shall be priced in accordance with Schedule A. For fees collected on an annual basis by FORUM, all fees shall be submitted to CLUB on a lump sum basis. For fees collected on a monthly basis by FORUM, fees shall be remitted to CLUB as collected monthly. All fees shall be remitted in accordance with Section 7 above.

      9. CLUB shall be responsible for all fulfillment of new member materials.

      10. FORUM warrants that it shall conduct its business in accordance with all applicable State and Federal law.

      11. CLUB AND FORUM acknowledges and agrees that each party has a legitimate business interest in protecting its proprietary information from abuse and agrees that the restrictions set forth herein are reasonably necessary to protect such legitimate business interests.

      12. Each party acknowledges that during the Term, it shall have access to the confidential information and trade secrets of the other, consisting of, but not limited to, customer lists and information concerning each other's methods of operations, regulatory status, attorney lists, systems, products, customer lists, agent lists, membership information and other such proprietary business information. For purposes of this Agreement, "confidential information" means any confidential or other proprietary information disclosed by one party to the other under this Agreement, except information that ( a ) is public knowledge at the time of disclosure, ( b ) was known by the receiving party before disclosure by the disclosing party, or becomes public knowledge or otherwise known to the receiving party after such disclosure, other than by breach of a confidentiality obligation, or ( c ) is independently developed by the receiving party.

      13. During the term of this Agreement and for a period of two years following the termination of this Agreement for any reason, within the geographical region of the United States of America and its territories, the receiving party shall ( a ) not disclose the confidential information to any third party, ( b ) not use the confidential information in any fashion except for purposes of performing this Agreement, ( c ) exercise reasonable care to prevent disclosure, and ( d ) notify the disclosing party of any unauthorized disclosure or use of the confidential information. Upon termination of this Agreement for any reason, each party shall immediately deliver to the other party all copies of the confidential information received from such other party. Each party acknowledges that breach of the covenants contained herein will cause irreparable harm to the disclosing party entitling the disclosing party to injunctive relief, among other remedies, against any breach or threatened breach, without waiving or affecting any claim for damages or other relief.

      14. CLUB and FORUM declare that the territorial and time limitations as stated herein, are reasonable and properly required for the adequate protection of each party's business. In the event that any of the territorial or time limitations are deemed to be unreasonable by a court of competent jurisdiction, then all parties agree and submit to the reduction of either the territorial or time limitation as the court deems reasonable.

      15. Each party (the Indemnifying Party) shall indemnify the other party(s) and its directors, officers, agents, employees, contractors, affiliates, or subsidiaries (collectively referred to as "Indemnified Parties" and hold the Indemnified Parties harmless from and against any losses, costs, damages, and fees (including reasonable attorney's fees) incurred by the Indemnified Parties in connection with: ( a ) any breach by the Indemnifying Party of any warranty, covenant or obligation under this Agreement or ( b ) the Indemnifying party's acts or omissions, or the use of any product or service provided by the Indemnifying party to the members of Randolph's program. Upon appropriate notice, the Indemnifying party shall defend, at its expense, any claim brought against one or more of the Indemnified Parties based on or arising out of one or more of the provisions contained herein.

      16. The parties agree that this Agreement shall be subject to and governed by the laws of the State of Florida. In the event that legal proceedings become initiated with reference to this Agreement for any reason, venue shall remain in Broward County, Florida.

      17. The parties hereby agree if any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

      18. The parties hereby agree that in the event a suit is initiated with reference to this Agreement by any party, the prevailing party shall be entitled to an award of reasonable attorneys fees and disbursements incurred by such party in connection with, including but not limited to fees and disbursements in administrative, regulatory, bankruptcy and appellate proceedings.

      19. The parties hereby agree that modification and waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default or breaches of the same or similar nature.

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

      20. The parties hereby agree that this Agreement contains the entire understanding of the parties. There are no representations, covenants, warranties or undertakings other than those expressly set forth in this agreement.

      21. This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns. The obligations and rights hereunder may not be assigned to another entity or individual without the express written consent of the other party.

      22. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and may be delivered by facsimile; facsimile signatures shall have the force and effect of original signatures.

      23. All notices required or allowed hereunder shall be in writing and shall be deemed given upon (1) hand delivery or (2) deposit of same in the United States Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the party for whom intended at the address listed in the first page hereof, or such other address as is most recently noticed for such party.

      24. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the text requires.

      25.   Each party represents and warrants to the other as follows:

            (a) the execution , delivery and performance of this Agreement (1) has been duly authorized by all necessary or appropriate acts or proceedings, corporate or otherwise; (2) does not violate or conflict with any provision of its respective Articles of Incorporation, By-Laws, or standing resolutions; and (3) does not violate or result in a breach or default (with the giving of notice, the passage of time, or otherwise) under any contract, understanding, judgment, order, writ, law, or regulation that is applicable to the representing party or its assets.

            (b) this Agreement is the valid, legal and binding obligation and Agreement of the representing party, and is enforceable against it in accordance with its terms

            (c) each representing party is a duly organized and validly existing corporation, in good standing in the respective jurisdiction of its incorporation.


      IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law on the date first written above.


BY:                                      BY: /s/ EDWARD VELASQUEZ, JR.
   ---------------------------------        ---------------------------------
       ATTEST                                    FORUM OFFICER SIGNATURE

                                                 PRESIDENT AND CEO
                                            ---------------------------------
                                                      TITLE



BY:                                      BY: /s/ RICHARD CAMPANARO
   ---------------------------------        ---------------------------------
       ATTEST                                    LEGALCLUB.COM, INC.


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